Exhibit 107
Calculation of Filing Fee Tables
Form S-1
(Form Type)
Klaviyo, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Aggregate Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Series A Common Stock, $0.001 par value per share	Rule 457(a)	22,080,000	$29.00	$640,320,000(2)	0.0001102	$70,564.00
Fees Previously Paid	Equity	Series A Common Stock, $0.001 par value per share	Rule 457(a)	22,080,000	$27.00	$596,160,000(2)	0.0001102	$65,697.00
	Total Offering Amounts					$640,320,000		$70,564.00
	Total Fees Previously Paid							$65,697.00(3)
	Total Fee Offsets							—
	Net Fee Due							$4,867.00
(1)Includes shares of our Series A common stock subject to the underwriters’ option to purchase additional shares from the selling stockholders.
(2)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)The Registrant previously paid registration fees of (a) $11,020 in connection with the initial filing of this Registration Statement on Form S-1 on August 25, 2023 and (b) $54,677 in connection with the filing of Amendment No. 1 to this Registration Statement on Form S-1 on September 11, 2023.